Mr. David J. Selina
Cavion Technologies, Inc.
6446 South Kenton Street
Englewood, Colorado 80111

Dear Mr. Selina:

     Pursuant to our meeting on Tuesday, September 11, 2000, please accept this letter as confirmation of our understanding that Baird, Patrick & Co., Inc. ("Baird, Patrick") has been engaged by Cavion Technologies, Inc. (the "Company") to provide financial advisory services as Baird, Patrick and the Company may agree upon from time to time.

1. Baird, Patrick in its capacity as financial advisor to the Company, will perform such of the following advisory services as the Company may reasonably request:

     (a) Familiarize itself to the extent it reasonably deems necessary, appropriate and feasible

     (b) Identify and introduce the Company to broker-dealers interested in making markets in the Company's Common Stock and/or providing securities research on the Company;

     (c) Advise and assist the Company in identifying, evaluating and implementing various financial options available to the Company in the private equity and debt markets, specifically as such options relate to debt or equity offerings ("Financing Transaction"). If the Company determines to undertake one or more Financing Transactions, Baird, Patrick will advise and assist the Company in considering the desirability of undertaking such Financial Transaction(s) and Baird, Patrick will be granted the right to act as placement agent in connection with any private sale of equity or debt securities. It being understood and agreed that nothing contained herein shall constitute a commitment by Baird, Patrick to purchase any securities.

     (d) Identify and introduce the Company to institutional and retail investors;

     (e) Advise and assist the Company in locating, identifying and evaluating potential acquisition candidates;

     (f) Assist the Company in the preparation of any financial memorandum or similar document in connection with any Financing Transaction;

     (g) Advise and assist the Company in restructuring, investing in, or spinning off any of its subsidiaries, if any;

     (h)  Conduct fairness opinions when appropriate (under separate contract);
          and

     (i) Render such other advisory services as may from time to time be agreed upon by Baird, Patrick and the Company, specifically as they may relate to any contemplated merger or acquisition.

2. In connection with Baird, Patrick's services on the Company's behalf, the Company will cooperate with Baird, Patrick and will furnish Baird, Patrick with all information and data concerning the Company that Baird, Patrick reasonably believes appropriate to its assignment (all such information so furnished being the "Information") and will provide Baird, Patrick with reasonable access to the Company's officers, directors, employees, independent accountants, and legal counsel. The Company recognizes and confirms that Baird, Patrick (a) will use and rely primarily on the information and on information available from generally recognized public sources in performing the services contemplated by this Agreement, without having independently verified the same, (b) does not assume responsibility for the accuracy or completeness of the information and such other information and (c) will not make an independent appraisal of any of the Company's assets. The information being furnished by the Company, when delivered, will be, to the best of the Company's knowledge, true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein misleading. The Company will promptly notify Baird, Patrick if it learns of any material inaccuracy or misstatement in, or material omission from, any information theretofore delivered to Baird, Patrick.

3. Baird, Patrick's compensation for services to be rendered under this Agreement will include the following fees:

     (a) Baird, Patrick shall be paid a monthly retainer in the amount of $7,500 paid in advance, through the life of this Agreement, with the first payment due upon the completion of any financing transaction;

     (b) Baird, Patrick shall receive warrants to purchase 50,000 shares of the Company's common stock at a strike price of $4.50 and an expiration date of September 14, 2003. The warrants shall be delivered to Baird, Patrick immediately upon the execution of this Agreement; and be exercisable upon the completion of any financing transaction;

     (c) In connection with any Financing Transaction, Baird, Patrick shall be paid a placement fee equal to 5% of the total gross proceeds raised by Baird, Patrick and a warrant package acceptable to the Company. Specific details of the compensation package for a Financing Transaction shall be provided in the Letter of Intent for such transaction;

     (d) Additionally, Baird, Patrick shall be paid a placement fee equal to 8% of the total gross proceeds raised by Baird, Patrick in connection with any financing transaction closed prior to October 15, 2000. This placement fee shall be paid directly to Baird, Patrick at closing.

4. In addition to the fees described above, the Company agrees to reimburse Baird, Patrick, monthly in arrears, upon request from time to time, for reasonable out-of-pocket expenses incurred, not to exceed $2,500 per month (including reasonable fees and disbursements of counsel, and of other consultants and advisors retained by Baird, Patrick with Company's prior consent) in connection with Baird, Patrick's acting for the Company pursuant to this Agreement. Any expenses exceeding $500 per month shall be approved by the Company upon written request by Baird, Patrick prior to such expenditures being incurred. Baird, Patrick shall furnish to the Company reasonable evidence of any such expenditures incurred.

5. The Company agrees to the indemnification and other agreements set forth in Schedule A attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

6. This Agreement and Baird, Patrick's engagement hereunder may be terminated by either party, with or without cause, upon thirty days prior written notice thereof to the other party, provided however that a) any termination of Baird, Patrick's engagement hereunder shall not affect the Company's obligation to pay the full fees provided for or referred to in paragraph 3 hereof at the times and amounts specified therein, and b) any termination of Baird, Patrick's engagement hereunder shall not affect the Company's obligation to reimburse Baird, Patrick for any expenses incurred in the performance of its engagement prior to such termination.

7. Baird, Patrick has been retained under this Agreement as an independent contractor with duties owed solely to the Company. The advice (oral or written) rendered by Baird, Patrick pursuant to this Agreement is intended solely for the benefit and use of the Company in considering such matters to which this Agreement relates, and such parties agree that such advice may not be relied upon by any other person, used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to Baird, Patrick be made by the Company or the Company's Board of Directors without the prior written consent of Baird, Patrick. Baird, Patrick represents that it is a member in good standing of the National Association of Securities Dealers ("NASD") and that it will comply in all respects with the relevant NASD rules and regulations in connection with its duties and responsibilities under this Agreement.

8. The Company agrees that Baird, Patrick shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services hereunder, provided that Baird,

     Patrick will submit a copy of any such advertisement to the Company for its review.

9. The laws of the State of New York shall govern the validity and interpretation of this Agreement. This agreement and all controversies arising from or relating to performance under this agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state's rules concerning conflicts of law. The Company and Baird, Patrick hereby irrevocably consent to personal jurisdiction and venue in any court of the State of New York or any Federal Court sitting in New York for the purpose of any suit, action or other proceedings arising out of this Agreement or any of the Agreements or transactions contemplated hereby, which is brought by or against the Company or Baird, Patrick, and hereby agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The Company and Baird, Patrick each hereby irrevocably consent to the service process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, and return receipt requested, to the Company, and to Baird, Patrick and its counsel, Mr. Kenneth Sirlin, Kenneth Sirlin, P.C., 225 Broad Hollow Road, Melville, NY 11747 at the respective addresses set forth above, such service to become effective ten (10) days after such mailing. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT OR CONDUCT IN CONNECTION WITH THIS ENGAGEMENT IS HEREBY WAIVED.

10. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

11. For the convenience of the parties hereto, the parties may execute any number of counterparts of this Agreement. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended except in writing signed by the parties hereto.

     We are pleased to accept this engagement and look forward to acting as financial advisor to the Company. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us this Agreement and the attached Indemnification Agreement, which shall thereupon constitute binding Agreements between Baird, Patrick and the Company.


Very truly yours,

BAIRD, PATRICK & CO, INC.

By:
   ------------------------
   Stuart K. Patrick
   President


Agreed to and Accepted:

CAVION TECHNOLOGIES, INC.


By: /s/ David J. Selina
   ------------------------
   David J. Selina
   President, Chief Executive Officer


TD:kp



                                   SCHEDULE A


September 18, 2000


Baird, Patrick & Co., Inc.
20 Exchange Place
11th Floor
New York, NY 10005


Ladies and Gentlemen:

     This letter agreement is entered into pursuant to the engagement letter (the "Agreement"), dated September 14, 2000 between Cavion Technologies, Inc. (the "Company") and Baird, Patrick, Inc ("Baird, Patrick"). Unless otherwise noted, all capitalized terms used herein shall have the meanings set forth in the Agreement.

     Since Baird, Patrick will be acting on behalf of the Company in connection with the engagement contemplated by the Agreement, and as part of the consideration for the agreement of Baird, Patrick to furnish its services pursuant to such Agreement, the Company hereby agrees to indemnify and hold harmless Baird, Patrick and its affiliates and their respective directors, officers, partners, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Act of 1934), agents, counsel and employees of Baird, Patrick or any of its affiliates (Baird, Patrick and each such other person or entity being referred to individually as an "Indemnified Person" and, collectively, as "Indemnified Persons") from and against any and all claims, liabilities, losses, damages, penalties, judgements, awards and expenses incurred by any Indemnified Person (including reasonable fees and disbursements of counsel), which a) are related to or arise out of i) actions taken or omitted to be taken (including any untrue statements made or alleged to have been made or any statements omitted or alleged to have been omitted, whether in connection with the information or any other oral or written statements) by the Company, its affiliates, directors, employees or agents or ii) actions taken or omitted to be taken by an Indemnified Person with the Company's consent or in conformity with its instructions or its actions or omissions or b) are otherwise related to or arise out of Baird, Patrick's activities on the Company's behalf in connection with the engagement and will reimburse Baird, Patrick and any other Indemnified Person for all costs and expenses and other reasonable counsel fees and disbursements, as they are incurred, in connection with investigating, preparing, and defending any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with Baird, Patrick acting pursuant to the engagement, whether or not Baird, Patrick or any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses pursuant to clause b) or the preceding sentence which are finally judicially determined by a court of competent jurisdiction (not subject to further review) to have resulted from Baird, Patrick's willful misconduct on gross negligence. The Company also agrees that neither Baird, Patrick nor any other Indemnified Person shall have any liability to the Company for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages. or expenses incurred by the Company, which is finally judicially determined to have resulted primarily form Baird, Patrick's willful misconduct or gross negligence.

     In order to provide for just and equitable contribution, if a claim for indemnification is made pursuant to these provisions but is found in a final judgement by a court of competent jurisdiction (not subject to further appeal) that such indemnification is not available for any reason even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Baird, Patrick, on the other hand, shall contribute to such claim, liability, loss, damage or expense for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Baird, Patrick, on the other hand, in connection with the actions contemplated by the engagement, subject to the limitation that in any event Baird, Patrick's and all Indemnified Persons' aggregate contribution to all losses, claims, damages, liabilities and expenses to which contribution is available hereunder shall not exceed the amount of fees actually received by Baird, Patrick pursuant to the Agreement.

     The foregoing right to indemnity and contribution shall be in addition to any rights that Baird, Patrick or any other Indemnified

Person may have at common low or otherwise and shall remain in full force and effect following the completion or any termination of Baird, Patrick's engagement hereunder. The Company hereby consents to personal jurisdiction and to service and venue in any court in which any claim, which is subject to this Agreement is brought against Baird, Patrick or any other Indemnified Person. Neither termination nor completion of the engagement of Baird, Patrick referred to above shall affect these provisions, which shall remain operative and in full force and effect.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein, without regard to conflicts of law principles.

     Please sign and return an original and one copy of this letter to the undersigned to indicate your acceptance of the terms set forth herein, whereupon this letter and your acceptance shall constitute a binding Agreement between the Company and Baird, Patrick as of the date of the Agreement.


Sincerely,

CAVION TECHNOLOGIES, INC.

By: /s/ David J. Selina                                     Date: 9/20/2000
   ------------------------
   David J. Selina
   President, Chief Executive Officer


Agreed to and Accepted:

BAIRD, PATRICK & CO, INC.


By:
   ------------------------
   Stuart K. Patrick
   President